UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2004

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 659-1361

(Registrant’s telephone number, including area code)

ITEM 9.	Regulation FD Disclosure.

On April 16, 2004, Cheniere Energy, Inc. issued a press release announcing that its chairman, Charif Souki, will be making a presentation about the company on April 20th at the Independent Petroleum Association of America’s 2004 Oil & Gas Investment Symposium, held in New York. The press release and the slideshow presentation are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference into this Item 9. The Exhibits are not filed but are furnished pursuant to Regulation FD.

ITEM 7.	Financial Statements and Exhibits

(c) Exhibits.

99.1*	Press Release dated April 16, 2004.

99.2*	Slide Show Presentation to be presented by Cheniere Energy, Inc. on April 20, 2004 at the Independent Petroleum Association of America’s 2004 Oil & Gas Investment Symposium in New York.

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: April 19, 2004	By:	/s/ Craig K. Townsend

	Name:	Craig K. Townsend
	Title:	Vice President